Exhibit 99-1

Contact: Stephen H. Gordon	Chairman & CEO, Commercial Capital Bancorp, Inc	Telephone: (949) 585-7500
Facsimile: (949) 585-0174
Dia Demmon	President, North American Exchange Company	Telephone: (800) 736-1031

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES THAT SUBSIDIARY, NORTH AMERICAN EXCHANGE COMPANY, EXPANDS INTO THE CAROLINAS

IRVINE, CA – October 11, 2005 – Commercial Capital Bancorp, Inc. (the “Company”) (NASDAQ: “CCBI”), announced today that North American Exchange Company (“NAEC”), one of the Company’s 1031 exchange accommodator subsidiaries, has further expanded its national presence by hiring two new Business Development Managers and entering the North and South Carolina markets, markets that are key to NAEC’s core growth strategy. Jason Gillespie will be based in Charlotte and serve as Business Development Manager for NAEC in the Carolinas. Mr. Gillespie holds a Bachelors degree from the University of North Carolina at Chapel Hill and most recently worked in mortgage finance for IndyMac Bank, where he consistently earned top producer status. Additionally, NAEC hired Mark Nierenberg who will be based in Denver and serve as the Colorado Business Development Manager for NAEC. Mr. Nierenberg most recently worked as an associate attorney for Kissinger & Fellman P.C., a mid-sized Denver area law firm specializing in business law, real estate and estate planning. Mr. Nierenberg holds a bachelor’s degree from the University of Vermont and a Juris Doctorate from the University of Denver.

NAEC is a “qualified intermediary”, which facilitates tax-deferred real estate exchanges pursuant to Section 1031 of the Internal Revenue Code. NAEC facilitates 1031 exchanges nationwide through its headquarters in Walnut Creek, California, offices in Long Beach and La Jolla, California; and Scottsdale, Arizona; and a presence in San Francisco, and Los Angeles, California; Seattle, Washington; Las Vegas, Nevada; Denver, Colorado; Dallas, Texas; Miami, Florida; Charlotte, North Carolina; and Washington, DC.

About Commercial Capital Bancorp, Inc.

At June 30, 2005, the Company had total assets of $5.2 billion and the Bank had total deposits of $2.7 billion. The Bank operates banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine, Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar, San Diego (San Diego County), and San Mateo (San Mateo County), and lending offices, located in Corte Madera, San Mateo, Oakland, Encino, Glendale, Los Angeles, El Segundo, Irvine, Riverside, and La Jolla, California, with plans to open a banking office in the Crystal Cove Promenade in Newport Coast, California in 2005. The Bank was the 3rd largest multi-family lender in California during the 12 months ended June 30, 2005 (source: Dataquick Information Systems). The Company is a leading Section 1031-exchange accommodator and facilitates exchange transactions nationwide through the TIMCOR and North American Exchange Company brand names through the companies’ headquarters in Los Angeles and Walnut Creek, California, respectfully, offices located in Long Beach and La Jolla, California; Scottsdale, Arizona; Houston, Texas; Chicago, Illinois; and Miami, Florida and through a presence in Seattle, Washington; Las Vegas, Nevada; Denver, Colorado; Dallas, Texas; Charlotte, North Carolina; and Washington, DC.

This press release may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.